                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                            ADE CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                                          August 15, 2001

Dear Fellow Stockholder:

    We cordially invite you to attend the 2001 Annual Meeting of Stockholders of ADE Corporation, to be held on Thursday, September 20, 2001 at 10:00 a.m. at ADE's Corporate Headquarters located at 80 Wilson Way, Westwood, Massachusetts.

    At the meeting, you are being asked to fix the size of the Board of Directors at seven, to elect seven directors to serve until the next Annual Meeting of Stockholders, and to approve the appointment of PricewaterhouseCoopers LLP as ADE's independent accountants for fiscal year 2002. The Notice of Annual Meeting and proxy statement that accompany this letter describe in detail the matters that will be presented at the meeting.

    Your vote is important regardless of the number of shares you own. We urge you to complete, sign, date and return the enclosed proxy card promptly in the prepaid envelope provided, whether or not you plan to attend the meeting in person. This will ensure your proper representation at the meeting.

    Thank you for giving these materials your careful consideration.

                                          Sincerely,
                                          /s/ Robert C. Abbe
                                          Robert C. Abbe
                                          President and Chief Executive Officer

                                ADE CORPORATION
                                 80 WILSON WAY
                         WESTWOOD, MASSACHUSETTS 02090
                                 (781) 467-3500

                            ------------------------

                                     NOTICE
                                       OF
                      2001 ANNUAL MEETING OF STOCKHOLDERS

                               September 20, 2001

    Notice is hereby given that the 2001 Annual Meeting of Stockholders of ADE Corporation, a Massachusetts corporation, will be held on Thursday, September 20, 2001 at 10:00 a.m. at ADE's Corporate Headquarters located at 80 Wilson Way, Westwood, Massachusetts for the following purposes:

        1. To fix the size of the Board of Directors at seven;

        2. To elect seven directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

        3. To approve the appointment of PricewaterhouseCoopers LLP as ADE's independent accountants for fiscal year 2002; and

        4. To consider and act upon such other business as may properly come before the meeting.

    Reference is hereby made to the accompanying proxy statement for more complete information concerning the matters to be acted upon at the meeting.

    Only stockholders of record of ADE's common stock at the close of business on July 24, 2001 will be entitled to vote at the meeting and any adjournments thereof.

    STOCKHOLDERS ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE.

                                        By Order of the Board of Directors

                                        /s/ Eileen Smith Ewing
                                        Eileen Smith Ewing
                                        CLERK

August 15, 2001

                                ADE CORPORATION
                                 80 WILSON WAY
                         WESTWOOD, MASSACHUSETTS 02090
                                 (781) 467-3500
                                PROXY STATEMENT
                                      FOR
                      2001 ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 20, 2001

    These proxy materials are being furnished to stockholders of ADE Corporation, a Massachusetts corporation, in connection with the solicitation by ADE's Board of Directors of proxies to be voted at the 2001 Annual Meeting of Stockholders to be held on Thursday, September 20, 2001 at 10:00 a.m. at ADE's Corporate Headquarters, 80 Wilson Way, Westwood, Massachusetts, and at any adjournments thereof.

    This proxy statement contains important information regarding the meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote, and voting procedures.

    We use a number of abbreviations in this proxy statement. The "proxy materials" are the notice of meeting, proxy statement, and proxy card. We sometimes refer to ADE Corporation as "ADE." References to "fiscal year 2001" mean ADE's fiscal year that began on May 1, 2000 and ended on April 30, 2001. ADE's 2001 Annual Meeting of Stockholders is referred to as the "meeting." The "record date" refers to July 24, 2001, the date on which you must have been an ADE stockholder in order to vote at the meeting.

    The proxy materials are first being mailed or otherwise furnished to stockholders of ADE on or about August 15, 2001. The Annual Report to Stockholders for our 2001 fiscal year is also being mailed to the stockholders with the proxy materials. However, it is not part of the proxy materials.

PROXY SOLICITATION

    Proxies may be solicited by directors, officers and employees of ADE by mail, by telephone, in person or otherwise. They will receive no additional compensation for any solicitation efforts. In addition, ADE will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of common stock and obtain voting instructions from the beneficial owners. ADE will reimburse those firms for their reasonable expenses in forwarding proxy materials and obtaining voting instructions.

VOTING PROCEDURES

    As an ADE stockholder, you have a right to vote on certain business matters that affect ADE. Each proposal that will be presented at the meeting and upon which you are being asked to vote is discussed in this proxy statement. Each share of ADE stock you own entitles you to one vote. You may vote by mail or in person at the meeting.

    Your shares will be voted in accordance with your instructions. By signing and returning the proxy card in the enclosed prepaid and addressed envelope, you are enabling the individuals named on the proxy card, referred to as "proxies," to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted if you are unable to attend the meeting. If you received more than one proxy card, that indicates your shares are held in more than one account. Please sign and return all proxy cards to be sure that all your shares are voted for you by the proxies.

    If you plan to attend the meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you are entitled to vote in person at the meeting.

REVOKING YOUR PROXY

    You may revoke your proxy at any time before it is voted at the meeting. In order to do this, you must: (i) sign and return another proxy at a later date, OR (ii) give written notice to the Clerk of ADE at or before the meeting at 80 Wilson Way, Westwood, MA 02090, OR (iii) attend the meeting and vote in person. Any one of these actions will revoke an earlier proxy from you.

REQUIRED QUORUM; REQUIRED VOTES

    A quorum, which is a majority of the outstanding shares entitled to vote as of the record date, must be present in order to hold the meeting and to conduct business. Shares are counted as being present at the meeting if their holder appears in person at the meeting or submits a properly executed proxy card.

    The proxy card provides space for a stockholder to withhold voting for any or all nominees for the Board of Directors or to abstain from voting for any proposal if the stockholder chooses to do so. If you return a proxy card that withholds your vote from, or abstains from voting on, a proposal, your shares will be counted as present for the purpose of determining a quorum, but will not be counted in the vote on the proposal.

    If your shares are held in the name of a broker and you do not return a proxy card, brokerage firms have authority to vote your non-voted shares (known as "broker non-votes") on certain routine matters. The three proposals before the meeting should be treated as routine matters. Consequently, if you do not give a proxy to vote your shares, your brokerage firm may either leave your shares unvoted or may vote your shares in this routine matter. To the extent your brokerage firm votes shares on your behalf on the three proposals before this meeting, your shares will be counted as present for the purpose of determining a quorum.

VOTING CONFIDENTIALITY

    Proxies, ballots, and voting tabulations are handled on a confidential basis to protect your voting privacy. Information will not be disclosed except as required by law.

VOTING RESULTS

    Final voting results will be announced at the meeting and will be published in ADE's Quarterly Report on Form 10-Q for the second quarter of fiscal year 2002, filed with the Securities and Exchange Commission. After the report is filed, you may view it on the SEC's website at www.sec.gov.

VOTING SECURITIES

    Holders of common stock of record on the books of ADE at the close of business on the record date, July 24, 2001, are entitled to notice of and to vote at the meeting. On the record date, there were 13,601,061 shares of the Company's common stock issued and outstanding.

                                   PROPOSAL 1
                                 SIZE OF BOARD

    The By-Laws of ADE provide for a Board consisting of a number of directors, not less than three nor more than nine, as may be fixed from time to time by the stockholders. During fiscal year 2001, the full Board comprised seven directors. The Board has proposed that the stockholders continue to fix the number of directors constituting the full Board at seven.

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR FIXING THE SIZE OF THE BOARD OF DIRECTORS AT SEVEN. A MAJORITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE MEETING IS REQUIRED FOR SUCH APPROVAL.

                                   PROPOSAL 2
                             ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR

    The Board has nominated Robert C. Abbe, Harris Clay, Landon T. Clay, H. Kimball Faulkner, Chris L. Koliopoulos, Francis B. Lothrop, Jr., and Kendall Wright, all of whom are currently serving as directors, to be elected at the meeting to serve on the Board until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified.

    Shares represented by proxies will be voted for the election as directors of those nominees unless otherwise specified in the proxy. If any of the nominees for election to the Board should, for any reason not now anticipated, not be available to serve as such, proxies will be voted for such other candidate as may be designated by the Board unless the Board reduces the number of directors. The Board has no reason to believe that any of the nominees will be unable to serve if elected.

    Set forth below is information with respect to each nominee for election to the Board of Directors at the meeting.

    ROBERT C. ABBE, age 63, founded ADE in 1967. Since that time, he has served as President and Chief Executive Officer and as a director of ADE. Mr. Abbe received an AB in Physics from Harvard College.

    HARRIS CLAY, age 74, has been a director of ADE since 1970. He has been self-employed as a private investor during the past five years. Mr. Clay received an AB from Harvard College.

    LANDON T. CLAY, age 75, has been a director of ADE since 1970 and Chairman of the Board since 1979. From 1971 until 1997, he served as Chairman of Eaton Vance Corp., a mutual fund management and distribution company. Mr. Clay is also a director of Dakota Mining Corp. Mr. Clay received an AB from Harvard College. Mr. Clay and Harris Clay are brothers.

    H. KIMBALL FAULKNER, age 70, has been a director of ADE since 1970, and has been a self-employed small business consultant during the past five years.
Mr. Faulkner received an AB from Harvard College and an MBA from the University of Virginia.

    CHRIS L. KOLIOPOULOS, age 48, is President and a founder of Phase Shift Technology, Inc., now ADE Phase Shift, Inc., a wholly-owned subsidiary of ADE. He has been a director of ADE since 1998.

Dr. Koliopoulos received a BS from the University of Rochester and an MS and PhD from the University of Arizona.

    FRANCIS B. LOTHROP, JR., age 73, has been a director of ADE since 1972. From 1985 until 1998, he served as Chairman of Tech-Ceram Corporation, a manufacturer of electronic ceramic packaging. Since 1998 he has been self-employed as a business consultant and private trustee. Mr. Lothrop received an AB from Harvard College and an MBA from Northeastern University.

    KENDALL WRIGHT, age 75, has been a director of ADE since 1983 and has been a business, marketing and operations management consultant during the past five years. Mr. Wright received a BS from the Massachusetts Institute of Technology.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The Board held six meetings in fiscal year 2001. During fiscal year 2001, each director attended at least 75 percent of Board meetings and meetings of committees of the Board on which he serves.

    The Audit Committee, composed of Harris Clay and Messrs. Lothrop and Faulkner, meets periodically with ADE's independent auditors to review the scope of the annual audit, to discuss the adequacy of internal accounting controls and procedures and to perform general oversight with respect to the accounting principles applied in the financial reporting of ADE. There were two formal meetings of the Audit Committee during fiscal year 2001, in addition to a meeting of the Chairman of the Audit Committee with ADE's independent auditors.

    The Compensation Committee, composed of Landon T. Clay and Messrs. Lothrop and Wright, administers ADE's stock option and compensation plans and recommends to the full Board the amount, character and method of payment of compensation of all executive officers and certain other key employees and consultants of ADE. The Compensation Committee held four meetings during fiscal year 2001.

    The Nominating Committee, composed of Mr. Abbe, Harris Clay and Landon T. Clay, recommends the criteria for the composition of the Board and size of the Board and seeks out and recommends nominees for directors to be submitted to a vote of stockholders. The Nominating Committee met once in fiscal year 2001. The Nominating Committee will consider nominees recommended in writing by stockholders if certain information is provided regarding the nominees. Recommendations by stockholders should be submitted to the Nominating Committee, in care of the President of ADE at 80 Wilson Way, Westwood, Massachusetts 02090.

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR ELECTING THE NOMINEES TO THE BOARD OF DIRECTORS. A PLURALITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE MEETING IS REQUIRED TO ELECT EACH NOMINEE AS A DIRECTOR.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table sets forth information regarding beneficial ownership of ADE's common stock as of the record date, July 24, 2001, by (i) each person known to ADE to be the beneficial owner of more than five percent of ADE's common stock on that date, (ii) each director, (iii) each executive officer listed in the Summary Compensation Table below and (iv) all directors and executive officers as a group.

                                                                     SHARES           PERCENTAGE
NAME                                                          BENEFICIALLY OWNED(1)    OF TOTAL
----                                                          ---------------------   ----------
Private Capital Management, Inc.(2).........................        3,671,512            27.0%
Landon T. Clay(3)...........................................        1,884,310            13.9%
Chris L. Koliopoulos(4).....................................        1,052,700             7.7%
State of Wisconsin Investment Board(5)......................          930,000             6.8%
Harris Clay.................................................          880,759             6.5%
Robert C. Abbe(6)...........................................          308,653             2.2%
H. Kimball Faulkner.........................................           96,258               *
Francis B. Lothrop, Jr......................................           60,130               *
A. K. Lum(7)................................................            2,500               *
Kendall Wright..............................................           14,491               *
Brian C. James(8)...........................................           10,000               *
All directors and executive officers as a group (9
  persons)(9)...............................................        4,309,801            31.5%

------------------------

*   Less than one percent.

(1) Beneficial ownership of shares for purposes hereof, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares of common stock as to which a person has or shares voting power and/or investment power. All amounts shown in this column include shares obtainable upon exercise of stock options exercisable within 60 days from the date of this table.

(2) Based on the most recent Schedule 13G/A filed by Private Capital
    Management, Inc. (PCM) with the Securities and Exchange Commission on
    July 11, 2001. Includes 3,238,612 shares held by PCM clients and managed by PCM, as to which PCM, its Chairman, Bruce S. Sherman, and its President, Gregg J. Powers, have shared dispositive power. Also includes 51,900 shares as to which Mr. Sherman has sole dispositive power. Includes also 375,000 shares held by the Entrepreneurial Value Fund, L.P. (EVP), as to which Messrs. Sherman and Powers have shared dispositive power as general partners of SPS Partners, L.P., investment adviser to EVP. Messrs. Sherman and Powers disclaim beneficial ownership for the shares held by EVP and by PCM's clients and disclaim the existence of a group.

(3) Includes 311,567 shares held in various trusts for the benefit of Mr. Clay's children, 6,500 shares held for the benefit of Mr. Clay in a pension plan and 269,596 shares held by Mr. Clay's children, as to which Mr. Clay disclaims beneficial ownership.

(4) Includes 1,700 shares of common stock issuable to Stella Koliopoulos, Dr. Koliopoulos' sister, upon exercise of stock options. Dr. Koliopoulos disclaims beneficial ownership of these shares.

(5) Based on the most recent Schedule 13G/A filed by the State of Wisconsin Investment Board with the Securities and Exchange Commission on February 9, 2001.

(6) Includes 74,250 shares of common stock held by Dr. Elizabeth Baker, Mr. Abbe's wife, as to which Mr. Abbe disclaims beneficial ownership. Also includes 50,000 shares of common stock issuable upon exercise of stock options.

(7) Includes 2,500 shares of common stock issuable upon exercise of stock options.

(8) Includes 10,000 shares of common stock issuable upon exercise of stock options.

(9) Includes an aggregate of 64,200 shares of common stock issuable upon exercise of stock options.

    The address of all natural persons listed above is c/o ADE Corporation, 80 Wilson Way, Westwood, Massachusetts 02090. The address of Private Capital Management, Inc., is 3003 Tamiami Trail North, Naples, Florida 33940. The address of the State of Wisconsin Investment Board is Post Office Box 7842, 121 East Wilson Street, Madison, Wisconsin 53707.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers, and persons who are beneficial owners of more than ten percent of ADE's common stock to file with the Securities and Exchange Commission (the "Commission") reports of their ownership of ADE's securities and of changes in that ownership. To ADE's knowledge, based upon a review of copies of reports filed with the Commission with respect to the fiscal year ended
April 30, 2001, all reports required to be filed under Section 16(a) by ADE's directors, executive officers, and persons who were beneficial owners of more than ten percent of ADE's common stock were timely filed on Form 4.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth all compensation received for services rendered to ADE for the fiscal years ended April 30, 2001, 2000, and 1999 by ADE's Chief Executive Officer and the three most highly compensated executive officers other than the Chief Executive Officer whose annual salary and bonus for the fiscal year ended April 30, 2001 exceeded $100,000. These four persons are referred to as the "Named Executives."

                                                                                                   LONG-TERM
                                                                                                 COMPENSATION
                                                                          ANNUAL COMPENSATION       AWARDS
                                                                         ---------------------   -------------
                                                                                                   NUMBER OF
                                                                                                    SHARES
                                                                                                  UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION                                     YEAR      SALARY       BONUS     STOCK OPTIONS     COMPENSATION
---------------------------                                   --------   ---------   ---------   -------------   ----------------
Robert C. Abbe(1)...........................................    2001     $234,600    $      0                0       $ 3,519
  President and Chief Executive Officer                         2000     $234,600    $      0                0       $ 3,553
                                                                1999     $218,438    $      0                0       $ 3,032

A. K. Lum(2)................................................    2001     $215,397    $      0                0       $13,015
  Vice President and General Manager,                           2000     $211,200    $      0                0       $32,878
  Semiconductor Division                                        1999     $120,570    $      0           50,000       $32,115

Chris L. Koliopoulos(3).....................................    2001     $179,658    $      0                0       $ 5,100
  Vice President, ADE Corporation, President,                   2000     $179,658    $  1,000                0       $13,152
  ADE Phase Shift, Inc.                                         1999     $182,000    $  6,801                0       $ 4,018

Brian C. James(4)...........................................    2001     $125,305    $ 30,000           50,000       $70,151
  Vice President and Chief Financial Officer                    2000           --          --               --            --
                                                                1999           --          --               --            --

------------------------------

(1) "All Other Compensation" for Mr. Abbe represents matching contributions made by ADE on behalf of Mr. Abbe to ADE's 401(k) Plan.

(2) "All Other Compensation" for Mr. Lum includes matching contributions made by ADE on behalf of Mr. Lum to ADE's 401(k) Plan. Also includes a $9,750 and $29,000 housing allowance in fiscal year 2001 and 2000, respectively, and $30,000 relocation assistance in fiscal 1999.

(3) "All Other Compensation" for Dr. Koliopoulos includes matching contributions made by ADE on behalf of Dr. Koliopoulos to ADE's 401(k) Plan. Also includes a 401(k) bonus of $8,702 in fiscal year 2000.

(4) Mr. James began his employment with ADE Corporation on August 14th, 2000. "All Other Compensation" for Mr. James represents a $70,151 relocation allowance.

OPTION GRANTS IN THE LAST FISCAL YEAR

    As indicated in the following table, certain options were granted to Named Executives during the fiscal year ended April 30, 2001 under ADE's stock option plans.

                                                                                            POTENTIAL REALIZABLE VALUE AT ASSUMED
                                                                                                 ANNUAL RATES OF STOCK PRICE
                                                     INDIVIDUAL GRANTS                         APPRECIATION FOR OPTION TERM(2)
                                   ------------------------------------------------------   -------------------------------------
                                    NUMBER OF
                                   SECURITIES    PERCENT OF TOTAL
                                   UNDERLYING    OPTIONS GRANTED
                                     OPTIONS     TO EMPLOYEES IN    EXERCISE   EXPIRATION
NAME                               GRANTED(1)      FISCAL YEAR       PRICE        DATE             5%                  10%
----                               -----------   ----------------   --------   ----------   -----------------   -----------------
Robert C. Abbe...................           --                 --         --           --                  --                  --
A. K. Lum........................           --                 --         --           --                  --                  --
Chris L. Koliopoulos.............           --                 --         --           --                  --                  --
Brian C. James...................       50,000                 11%  $ 21.117    9/18/2010            $664,018          $1,682,753

------------------------------

(1) Options vest in 20 equal quarterly increments over five years commencing three months from the date of grant.

(2) As required by rules of the Securities and Exchange Commission, potential values stated are on the prescribed assumption that ADE's common stock will appreciate in value from the date of grant to the end of the option term at annualized rates of 5% and 10%. Hypothesized values are not intended to forecast possible appreciation in ADE's common stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

    The following table provides certain information with respect to option exercises by the Named Executives during the fiscal year ended April 30, 2001 and the value of unexercised options held by the Named Executives at April 30, 2001.

                                                                    NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED IN-THE-MONEY
                                                                  OPTIONS AT FISCAL YEAR-END       OPTIONS AT FISCAL YEAR-END
                                    SHARES ACQUIRED    VALUE     ----------------------------   ---------------------------------
NAME                                  ON EXERCISE     REALIZED   EXERCISABLE    UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
----                                ---------------   --------   ------------   -------------   ---------------   ---------------
Robert C. Abbe....................            0              0      40,000         10,000          $258,800          $ 64,700
A. K. Lum.........................            0              0      10,000         30,000          $ 74,700          $224,100
Chris L. Koliopoulos..............            0              0           0              0          $      0          $      0
Brian C. James....................            0              0       5,000         45,000          $      0          $      0

DIRECTOR COMPENSATION

    ADE's non-employee directors are reimbursed for expenses and receive $500 for each Board meeting attended. Directors are given the option to receive shares of ADE's common stock in lieu of cash compensation.

                        REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Compensation Committee") is responsible for establishing and administering compensation policies for all executive officers of ADE, including the Chief Executive Officer, and for making specific recommendations regarding compensation for such executive officers to the full Board. The Compensation Committee is composed of Landon T. Clay, Francis B. Lothrop, Jr., and Kendall Wright, none of whom are officers or employees of ADE. Mr. Wright performs services for ADE as an independent consultant. ADE's Chief Executive Officer, Robert C. Abbe, participates in discussions with the Compensation Committee regarding the compensation levels of executive officers other than himself.

    ADE provides its executive officers with a compensation package consisting of a base salary, annual incentive compensation in the form of a cash bonus and equity-based incentive compensation in the form of stock options. The overall objectives of ADE's compensation policies are (i) to establish base salaries which are competitive with those payable by companies with which ADE competes in the marketplace and for the recruitment of executives, (ii) to relate a significant part of the executive's compensation to his or hers and ADE's performance through cash bonuses based on the achievement of pre-established profitability and other operating targets and (iii) to align management's interests with those of ADE's stockholders through the use of stock options at percentage levels appropriate for executive positions within ADE.

    In setting compensation levels for fiscal year 2001, the Compensation Committee conducted a review of data from a number of independent surveys. The Compensation Committee also reviewed the compensation paid to executive officers at a selected peer group of semiconductor equipment companies (the "Selected Peer Group Data").

BASE SALARIES

    Base salaries for fiscal year 2001 for ADE's executive officers were set by the Compensation Committee based on the responsibilities of the position held and the experience and performance of the individual, and by reference to the information regarding competitive salaries gathered from a number of independent surveys. The Compensation Committee reviewed the salaries of each of the executive officers of ADE, compensation practices at similar companies in the industry, individual and Company performance and individual responsibility levels and adjusted individual salaries for fiscal year 2001 based on these factors.

EXECUTIVE BONUSES

    All executive officers, including the Chief Executive Officer, as well as all other full-time, regular employees of ADE participate in ADE's bonus pool, the total amount of which is determined by a fixed percentage of pre-tax profit in excess of a threshold corresponding to a targeted rate of return on invested capital. No bonuses will be paid under this plan in respect of fiscal year 2001 because the threshold targeted rate of return on invested capital was not reached in fiscal year 2001.

STOCK OPTIONS

    The Compensation Committee also is responsible for administration of ADE's stock option and stock purchase plans and the granting of rights thereunder. Stock option grants are based on the Compensation Committee's subjective evaluation of each executive officer's performance and contribution to ADE, the executive officer's position and responsibilities and the executive officer's attitude and role as a leader. The Compensation Committee also considers, but does not weigh as heavily, each executive officer's potential for greater contribution to ADE in the future and length of service with ADE. Finally the Compensation Committee considers the executive stock ownership levels reported by executives included in the Selected Peer Group Data. Generally, stock options are granted with an exercise price equal to the market price of the common stock on the date of grant and vest over five years. This approach is designed to act as an incentive for the creation of stockholder value and management stability over the long term, since the full benefit of the compensation package cannot be realized unless and until stock price appreciation occurs over a number of years. The Compensation Committee granted options to purchase 50,000 shares of ADE's common stock to Brian C. James, ADE's Chief Financial Officer, in fiscal year 2001.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Abbe's fiscal year 2001 base salary of $234,600 represented no increase from his fiscal year 2000 base salary. In the prior year, Mr. Abbe's base salary had increased by approximately seven percent. Mr. Abbe received no cash bonus in fiscal year 2001.

INTERNAL REVENUE CODE LIMITATION ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid during any year to ADE's chief executive officer and four other most highly compensated executive officers. Qualified performance-based compensation is not included in the $1 million limit. The Compensation Committee believes that all of ADE's stock option plans qualify as performance-based compensation plans.

                                          Submitted by the Compensation
                                          Committee
                                          Landon T. Clay, Chairman
                                          Francis B. Lothrop, Jr.
                                          Kendall Wright

                         REPORT OF THE AUDIT COMMITTEE

COMPOSITION

    The Audit Committee of the Board of Directors (the "Audit Committee") is composed of three independent directors, as defined by Nasdaq rules, and operates under a written charter adopted by the Board of Directors and attached to this proxy statement as EXHIBIT A. The members of the Audit Committee are Harris Clay, Francis B. Lothrop, Jr., and H. Kimball Faulkner.

RESPONSIBILITIES

    The responsibilities of the Audit Committee include:

    - overseeing ADE's financial reports, system of internal controls, and accounting and financial reporting processes;

    - ensuring that those reports, controls, and processes comply with tax, legal, regulatory, and ethical standards;

    - assisting the Board's selection, evaluation, and, where appropriate, replacement of independent accountants;

    - meeting with independent accountants and management to discuss and review financial statements; and

    - reviewing annually the Audit Committee charter.

    Management is responsible for ADE's internal controls and financial reporting processes. The independent accountants are responsible for performing an independent audit of ADE's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report on the audit results. The role of the Audit Committee is to oversee these processes.

    In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that ADE's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants.

DISCUSSIONS WITH MANAGEMENT AND INDEPENDENT ACCOUNTANTS

    The Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees." The independent accountants have provided the Audit Committee the letter and written disclosures required by Independent Standards Board Standard No. 1, "Independence Discussions with Audit Committee." The Audit Committee has discussed with the independent accountants, PricewaterhouseCoopers LLP, the independence of their firm under the foregoing standards.

AUDIT FEES

    The following table details aggregate fees billed for fiscal year 2001 to ADE for (i) professional services rendered for the audit of ADE's fiscal year 2001 annual consolidated financial statements and the review of ADE's quarterly consolidated financial statements; (ii) financial information systems design and implementation; and (iii) all other services.

                                                             AGGREGATE FEES
SERVICES:                                                        BILLED:
---------                                                    ---------------
Audit......................................................     $242,500
Financial Information System Design and Implementation.....     $      0
Other*.....................................................     $ 51,400

*   Includes fees billed for the audit of ADE's benefit plan and tax services.

    The Audit Committee of the Board of Directors has considered whether the provision of the services by PricewaterhouseCoopers LLP covered by the caption "Other" in the above table is compatible with PricewaterhouseCoopers LLP independence and has concluded that it is.

SUMMARY

    Based upon (i) the Audit Committee's discussions with management and the independent accountants, (ii) the Audit Committee's review of the representations of management, and (iii) the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in ADE's Annual Report on Form 10-K for the year ended April 30, 2001, as filed with the Securities and Exchange Commission on July 30, 2001.

                                          Submitted by the Audit Committee
                                          Harris Clay, Chairman
                                          Francis B. Lothrop, Jr.
                                          H. Kimball Faulkner

                            STOCK PERFORMANCE GRAPH

    The following graph shows a comparison of the five-year cumulative return for ADE's common stock, the S&P SmallCap 600 Index, and the Equipment (Semiconductor)-SmallCap Index, each of which assumes an initial value of $100 and reinvestment of any dividends. ADE believes these two indices more closely reflect the stock performance of companies with comparable market capitalization and in similar industries, respectively, of ADE than do the Nasdaq Stock Market Index and the Hambrecht & Quist Semiconductor Index.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

       ADE CORP/MA  S&P SMALLCAP 600 INDEX  EQUIP(SEMICONDUCTR)-SMALL
Apr96      $100.00                 $100.00                    $100.00
Apr97      $117.19                 $103.76                    $122.33
Apr98      $111.72                 $152.27                    $154.76
Apr99       $64.06                 $130.50                    $116.25
Apr00      $110.16                 $157.25                    $312.69
Apr01       $99.69                 $169.98                    $241.64

NO INCORPORATION BY REFERENCE

    In ADE's filings with the SEC, information is sometimes "incorporated by reference." This means that we are referring you to information previously filed with the SEC, so the information should be considered as part of the filing you are reading. Based on SEC regulations, the preceding Audit Committee Report and Stock Performance Graph specifically are not incorporated by reference into any other filings with the SEC.

                                   PROPOSAL 3
                      APPROVAL OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has appointed PricewaterhouseCoopers LLP as ADE's independent accountants for the 2002 fiscal year and seeks shareholder approval of the appointment. PricewaterhouseCoopers LLP has served as ADE's independent accountants since 1973. Representatives of PricewaterhouseCoopers LLP will be present at the meeting to respond to questions and will be given the opportunity to make a statement should they desire to do so.

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS ADE'S INDEPENDENT ACCOUNTANTS FOR THE CURRENT FISCAL YEAR. A MAJORITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE MEETING IS REQUIRED FOR SUCH APPROVAL. IF THE APPOINTMENT IS NOT SO APPROVED, THE BOARD WILL SELECT OTHER INDEPENDENT ACCOUNTANTS.

               STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

    In order to be considered for inclusion in the proxy statement for ADE's 2002 Annual Meeting of Stockholders, stockholder proposals must be received by ADE no later than April 18, 2002. Proposals should be sent to the attention of the President at ADE's offices at 80 Wilson Way, Westwood, Massachusetts 02090.

    Stockholder nominations for election to the Board at the 2002 Annual Meeting of Stockholders may be submitted to ADE and must include (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of ADE entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission; and (v) the consent of each nominee to serve as a director of ADE if so elected.

                                 OTHER MATTERS

    The meeting is called for the purposes set forth in the notice. The Board of Directors does not know of any matter for action by the stockholders at the meeting other than the matters described in the notice. However, the enclosed proxy confers discretionary authority on the persons named therein with respect to matters which are not known to the directors at the date of printing hereof and which may properly come before the meeting. It is the intention of the persons named in the proxy to vote in accordance with their best judgment on any such matter.

                                          By order of the Board of Directors

                                          /s/ Eileen Smith Ewing
                                          Eileen Smith Ewing
                                          CLERK

                                                                       EXHIBIT A

                                AUDIT COMMITTEE
                                       OF
                             THE BOARD OF DIRECTORS
                                       OF
                                ADE CORPORATION
                                    CHARTER

I.  PURPOSE

    The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by ADE to any governmental body or the public; ADE's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and ADE's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, ADE's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

    - Serve as an independent and objective party to monitor ADE's financial reporting process and internal control system.

    - Review and appraise the audit efforts of ADE's independent accountants and, if at any time ADE has an auditing department, such auditing department.

    - Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department (if any), and the Board of Directors.

    The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV. of this Charter.

II. COMPOSITION

    The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. For purposes of this Charter, a director will not be considered "independent" if, among other things, he or she has:

    - been employed by the corporation or its affiliates in the current or past three years;

    - accepted any compensation from the corporation or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation);

    - an immediate family member who is, or has been in the past three years, employed by the corporation or its affiliates as an executive officer;

    - been a partner, controlling shareholder or an executive officer of any for-profit business to which the corporation made, or from which it received, payments (other than those which arise solely from investments in the corporation's securities) that exceed five percent of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

    - been employed as an executive of another entity where any of ADE's executives serve on that entity's compensation committee.

    All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by ADE or an outside consultant.

    The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Committee may designate a Chairperson by majority vote of the full Committee membership.

III. MEETINGS

    The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to promote open communication, the Committee should meet at least annually with management, the director of the internal auditing department (if at any time ADE establishes such a department), and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately. In addition, the Committee or at least its Chairperson should meet with the independent accountants and management quarterly to review ADE's financials consistent with IV.4. below.

IV. RESPONSIBILITIES AND DUTIES

    To fulfill its responsibilities and duties the Audit Committee shall:

DOCUMENTS/REPORTS REVIEW

1. Review and update this Charter periodically, at least annually, as conditions dictate,

2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3. If at any time ADE has an internal auditing department, review the regular internal reports to management prepared by the internal auditing department and management's response.

4. Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chairperson of the Committee may represent the entire Committee for purposes of this review.

INDEPENDENT ACCOUNTANTS

5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with ADE to determine the accountants' independence.

6. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

FINANCIAL REPORTING PROCESSES

8. In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

9. Consider the independent accountants' judgments about the quality and appropriateness of ADE's accounting principles as applied in its financial reporting.

10. Consider and approve, if appropriate, major changes to ADE's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

PROCESS IMPROVEMENT

11. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors, if any, regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

12. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department, if ADE shall have established such a department, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

13. Review any significant disagreement among management and the independent accountants or the internal auditing department, if any, in connection with the preparation of the financial statements.

14. Review with the independent accountants, the internal auditing department, if any, and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate of time subsequent to implementation of changes or improvements, as decided by the Committee.)

ETHICAL AND LEGAL COMPLIANCE

15. Ensure that management has the proper review system in place to ensure that Company's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements and ethical considerations.

16. Review activities, organizational structure, and qualifications of the internal audit department, if ADE establishes such a department.

17. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

18. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

19. Perform any other activities consistent with this Charter, ADE's By-laws and governing law, as the Committee or the Board deems necessary.

                 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                                  ADE CORPORATION

                          -------------------------------

                         2001 ANNUAL MEETING OF STOCKHOLDERS
                                 SEPTEMBER 20, 2001


     The undersigned hereby appoints Landon T. Clay and Robert C. Abbe as proxies to represent the undersigned, with full power of substitution, at the 2001 Annual Meeting of Stockholders of ADE Corporation, to be held on September 20, 2001 at 10:00 A.M., local time, at ADE Corporation's Corporate Headquarters, 80 Wilson Way, Westwood, Massachusetts, and at any adjournments thereof:

                 (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                          PLEASE DATE, SIGN AND MAIL YOUR
                        PROXY CARD BACK AS SOON AS POSSIBLE!


                           ANNUAL MEETING OF STOCKHOLDERS
                                  ADE CORPORATION


                                 SEPTEMBER 20, 2001




           (down  Please Detach and Mail in the Envelope Provided (down
           arrow)                                                 arrow)



A /X/  PLEASE MARK YOUR
       VOTES AS IN THIS
       EXAMPLE.


                  FOR all nominees               WITHHOLD
               listed at right (except)          AUTHORITY
                  as marked to the            to vote for all
                  contrary below)          nominees listed at right

1. Election
   of                /  /                           /  /
   Directors.

For, except vote withheld for the following nominee(s):


-------------------------------------------------------


NOMINEES:  Robert C. Abbe
           Harris Clay
           Landon T. Clay
           H. Kimball Faulkner
           Chris L. Koliopoulos
           Francia B. Lothrop, Jr.
           Kendall Wright


2. Proposal to fix the size of the Board      FOR      AGAINST     ABSTAIN
   of Directors at seven.                     /  /      /  /        /  /


3. Proposal to ratify and approve
   PricewaterhouseCoopers LLP as the          /  /      /  /        /  /
   Company's independent accountants
   for the fiscal year ending
   April 30, 2002.


In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS BALLOT, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" EACH PROPOSAL.

PLEASE DATE, SIGN AND RETURN THIS PROXY. THANK YOU.


Signature of Stockholder(s):
                             -----------------------------------------------

Dated:
       ------------------------------

NOTE: Signatures should agree with the name on the stock certificate as printed thereon. Executors, administrators, trustees and other fiduciaries should so indicate when signing.